Exhibit 10.2

THE NEW YORK TIMES COMPANY

DEFERRED EXECUTIVE COMPENSATION PLAN

AMENDMENT No. 2

THIS INSTRUMENT made as of the 10th day of June, 2010, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).

W I T N E S S E T H

WHEREAS, the Company maintains The New York Times Company Deferred Executive Compensation Plan, as amended from time to time (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan by an action of the Committee; and

WHEREAS, the Committee desires to amend the Plan, effective April 27, 2010, to reflect the Company’s adoption of The New York Times Company 2010 Incentive Compensation Plan;

NOW, THEREFORE, the Plan is hereby amended, effective April 27, 2010, as follows:

1.	Section 1.3, “History of the Plan,” is hereby amended by adding the following sentence to the end thereof:

“Effective April 27, 2010, the Plan was amended to reflect the Company’s adoption of The New York Times Company 2010 Incentive Compensation Plan.”

2.	Section 2.5, “Compensation,” is hereby amended by inserting a reference to the 2010 Incentive Compensation Plan in the first sentence thereof as follows:

“Compensation means the annual bonus, amounts paid under The Advertising and Circulation Sales Incentive Plan, the Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan, the 1991 Executive Stock Incentive Plan and the 2010 Incentive Compensation Plan, any Discretionary Bonuses and the base salary (including bonuses in lieu of salary increases) of a Participant.”

3.	Section 4.1, “Elective Deferrals” is hereby amended by inserting a reference to the 2010 Incentive Compensation Plan in the third sentence of the fourth paragraph thereof as follows:

“Notwithstanding the foregoing, (i) the annual enrollment period for Plan Year 2005 may end no later than March 15, 2005, (ii) the annual enrollment period for an individual who first becomes an Eligible Employee during a Plan Year may end no later than 30 days after the date the individual became an Eligible Employee, and (iii) the annual enrollment period for deferrals of Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan, the 1991 Executive Stock Incentive Plan and the 2010 Incentive Compensation Plan may end no later than six months prior to the end of the applicable performance cycle; provided, however, that in the case of (i) and (ii) above, any Elective Deferral made after the start of a Plan Year may pertain only to Compensation that has not already been paid or become payable as of the date the deferral election is made, as determined in accordance with the requirements of Section 409A of the Code, and in the case of (iii) above, as of the date the deferral election is made the Long Term Performance Award being deferred is not substantially certain to be paid and the amount of the Award is not readily ascertainable.”

4.	Appendix A, “Limit on Elective Deferrals,” is hereby amended by inserting a reference to the 2010 Incentive Compensation Plan in the first sentence of the fourth paragraph thereof as follows:

“For the 2001 Plan Year and until changed by the Committee, a Participant may defer up to 85% of his/her annual bonus, up to 100% of amounts paid under The Advertising and Circulation Sales Incentive Plan, up to 100% of his/her Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan or under the 2010 Incentive Compensation Plan and up to 33% of his/her base salary.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By:	/s/ R. Anthony Benten
R. Anthony Benten Chairman

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